UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2004

IMAGE INNOVATIONS HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Nevada	0-50119	91-1898414
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

432 Park Avenue South
New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (518) 589-9994

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

__ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

__ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01. Entry into a Material Agreement.

On September 9, 2004, we purchased the property and improvements thereto known as "Marion House," located in Tannersville, New York from Church of Immaculate Conception Haines Falls, N.Y. a/k/a Church of Immaculate Conception Inc. for $300,000. This 10,000 square foot facility shall serve as a warehouse and storage facility for our products.

On September 30, 2004, we entered into a Loan Agreement with H.E. Capital S.A., under which H.E. Capital S.A. agreed to provide us with a secured non-revolving loan of up to an aggregate principal amount of $5,000,000 for general working capital purposes. The loan proceeds will be advanced in whole or in part from time to time as we may reasonably require, subject to the execution and delivery of such security agreements as H.E. Capital S.A. may require. The loan bears interest at a rate of 9% per annum. As of the date hereof, we have borrowed $1,985,716.10 from H.E. Capital S.A. pursuant to the loan.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described above under Item 1.01 -Entry into a Material Definitive Agreement with regard to the Loan Agreement with H.E. Capital S.A. is hereby incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description

10.1	Loan Agreement between Image Innovations Holdings Inc. and H.E. Capital S.A. dated September 30, 2004

10.2	Promissory Note by and between Image Innovations Holdings Inc. and H.E. Capital S.A. dated September 30, 2004.

10.3	Security Agreement between Image Innovations Holdings Inc. and H.E. Capital S.A. dated September 30, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	October 4, 2004
Image Innovations Holdings Inc.

		By:	/s/ Derick Sinclair
Derick Sinclair, Chief Financial Officer

Image Innovations Holdings Inc.
Form 8-K (Date of Report: September 9, 2004)

Exhibit Index

Exhibit Number	Description

10.1	Loan Agreement between Image Innovations Holdings Inc. and H.E. Capital S.A. dated September 30, 2004

10.2	Promissory Note by and between Image Innovations Holdings Inc. and H.E. Capital S.A. dated September 30, 2004.

10.3	Security Agreement between Image Innovations Holdings Inc. and H.E. Capital S.A. dated September 30, 2004.